Exhibit 99

CONTACT:

Kiley F. Rawlins, CFA

Divisional Vice President

(704) 849-7496

http://www.familydollar.com

For Immediate Release

FAMILY DOLLAR REPORTS SEPTEMBER SALES

MATTHEWS, NC, October 5, 2006 - Family Dollar Stores, Inc. (NYSE: FDO) reported that net sales for the five weeks ended September 30, 2006, increased 7.8% to approximately $601.2 million from $557.9 million for the five weeks ended October 1, 2005.  Sales increases for the September period were the strongest in electronics, including pre-paid cellular phones and services, refrigerated food, and apparel.  The sales growth of household chemicals and other consumable and home products was adversely impacted by hurricanes last year.  Comparable store sales for the five-week period increased approximately 2.2%.  The Company had 6,208 stores as of September 30, 2006, including 38 new stores opened in the fiscal September period.

The Company expects that comparable store sales in the four-week period ending October 28, 2006, will increase 2% to 4% from the similar period in the prior fiscal year.

Cautionary Statements

Certain statements contained in this press release, including those set forth under the caption “Outlook,” are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements address the Company’s plans, activities or events which the Company expects will or may occur in the future.  Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statement.  Such risks, uncertainties and other factors include, but are not limited to:

•                  competitive factors and pricing pressures, including energy prices,

•                  changes in economic conditions,

•                  the impact of acts of war or terrorism,

•                  changes in consumer demand and product mix,

•                  unusual weather, natural disasters or pandemic outbreaks that may impact sales and/or operations,

•                  the impact of inflation,

•                  merchandise supply and pricing constraints,

•                  success of merchandising and marketing programs,

•                  the Company’s ability to successfully execute its ongoing operational functions,

•                  general transportation or distribution delays or interruptions,

•                  dependence on imports,

•                  changes in currency exchange rates, trade restrictions, tariffs, quotas, and freight rates,

•                  success of new store opening programs,

•                  costs and delays associated with building, opening and operating new distribution facilities and stores,

•                  costs, potential problems and achievement of results associated with the implementation of programs, systems and technology, including supply chain systems, store technology, cooler installations and related food programs, Urban Initiative programs, and real estate expansion goals,

•                  changes in food and energy prices and their impact on consumer spending and the Company’s costs,

•                  changes in shrinkage,

•                  the Company’s ability to attract and retain employees,

•                  changes in interpretations or applications of accounting principles,

•                  changes in state or federal laws or regulations, including the effects of legislation and regulations on wage levels and entitlement programs.

Consequently, all of the forward-looking statements made by the Company in this and other documents or statements are qualified by these and other factors, risks and uncertainties, including those set forth under “Cautionary Statement Regarding Forward-Looking Statements” or “Risk Factors” in “Management’s Discussion and Analysis of Financial Condition” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed or to be filed.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

About Family Dollar Stores, Inc.

With more than 6,200 stores in a 44-state area ranging northwest as Idaho, northeast to Maine, southeast to Florida, and southwest to Arizona, Family Dollar is one of the fastest growing discount store chains in the United States.  Family Dollar has provided value-conscious consumers with competitive prices at neighborhood stores for more than forty-six years.  Offering a consistent selection of name-brand and good quality merchandise in an attractive and convenient shopping environment, the Company is focused on continuing to meet the needs of shoppers looking for excellent value.

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